Exhibit 99.5

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions with respect to the shares of Common Stock effected during the past sixty days prior to the filing of this Amendment No. 3 to Schedule 13D by any Reporting Person.  All of these transactions were effected in the open market through a broker.

Name	Date of Transaction	Transaction	Amount of Securities	Price
Fund III	06/05/2023	Sell	23,570	$3.0577 (1)
Fund III	06/09/2023	Purchase	101,390	$1.7393 (2)
Fund III	06/12/2023	Purchase	108,874	$1.7391 (3)
Fund III	06/13/2023	Purchase	389,736	$1.6737 (4)
Fund III	06/14/2023	Purchase	95,002	$1.5644 (5)

(1)
The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.00 to $3.26, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.69 to $1.75, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within the range set forth herein.

(3)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.72 to $1.75, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within the range set forth herein.

(4)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.65 to $1.68, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within the range set forth herein.

(5)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.52 to $1.60, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price within the range set forth herein.